Exhibit 10.28
AMENDED AND RESTATED PROMISSORY NOTE
Dated: [___]
$[___](US)
THIS AMENDED AND RESTATED PROMISSORY NOTE (this “Promissory Note” amends and restates in its entirety that certain Promissory Note made by Voyager Space Holdings, Inc. in favor of [___], dated as of [___].
FOR VALUE RECEIVED, Voyager Space Holdings, Inc., a Delaware corporation (“Maker”) promises to pay to [___], (“Payee”) the principal amount of [___] ($[___](US)) (the “Principal Amount”), together with interest thereon from the date hereof until the date fully paid, at a rate of interest equal to the Interest Rate (as hereinafter defined). Principal of and interest on this Promissory Note shall be payable in full on [___] (the “Maturity Date”) or such other earlier date if the Maker completes a Qualified Transaction on or before [___], then the Maker shall pay all principal and accrued interest outstanding under this Promissory Note either in cash or Maker Shares, the form of such payment to be determined at the option of the Maker. Subject to the terms and conditions below, all payments of principal and interest hereunder shall be made in shares of common stock of the Maker (“Maker Shares”) issued to the Payee.
As used herein, the term “Qualified Transaction” shall mean: 1) an initial public offering of its capital stock on a major U.S. stock exchange raising at least $25 million in gross proceeds (a “Qualified IPO”) or 2) either of the following: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than the Payee (or any “group” including the Payee), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total outstanding equity interests of the Maker; or (b) the Maker transfers all or substantially all of its assets to any person other than the Maker or an affiliate of the Maker (each a “Qualified Acquisition”).
This Promissory Note is being entered into in connection with that certain Stock Transfer Agreement, of even date herewith, by and between Maker and Payee (the “Stock Transfer Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Stock Transfer Agreement.
The amounts outstanding under this Promissory Note shall bear interest at a rate (the “Interest Rate”) per annum equal to the Prime Rate. For each calendar quarter, or portion thereof, the Interest Rate for such calendar quarter shall be the Prime Rate in effect as of the last day of the immediately preceding calendar quarter. As used herein, the “Prime Rate” shall mean, at any time, the rate of interest noted in The Wall Street Journal, Money Rates section, as the “Prime Rate”. In the event that The Wall Street Journal quotes more than one rate, or a range of rates, as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates. In the event that The Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be the average of the prime rate or base rate announced by the three (3) largest U.S. money center commercial banks, as determined by the Payee.

If the Maker completes a Qualified Transaction on or before [___] the Maker Shares shall be valued at a price per share equal to the price per share received in the Qualified IPO or the price per share payable by the acquirer in the Qualifying Acquisition, as applicable.
On the Maturity Date and if no Qualified Transaction has occurred, the Maker shall pay all principal and accrued interest outstanding under this Promissory Note either in cash or Maker Shares, the form of such payment to be determined at the option of the Maker. For purposes of this payment the Maker Shares shall be valued at a price per share equal to the most recent priced private round of the Maker.
Upon any payment as set forth above, Payee shall surrender this Promissory Note at the principal business office of Maker. Thereupon, if payment was made in the form of Maker Shares, Maker shall take such action as is required to record and issue the shares of its common stock to Payee on the date on which such payment occurred.
Time is of the essence hereof. In the event of any default in any payment of the principal of or interest on this Promissory Note when due and payable as hereinabove provided or any other default or event of default hereunder, then the entire principal sum of and interest on this Promissory Note and all other obligations of Maker to Payee, direct or indirect, absolute or contingent, now existing or hereafter arising, shall, at the option of Payee, become immediately due and payable without notice or demand, and whether or not such option has been exercised, the outstanding principal balance of this Promissory Note shall thereafter bear interest at a rate of interest equal to (a) the Interest Rate plus (b) two percent (2.00%) per annum above the Interest Rate from the date of such default until such outstanding principal balance and such accrued interest and all such other obligations are paid in full.
It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest that Payee may charge to Maker under applicable usury and other laws, but if, notwithstanding the above, interest in excess of such rate shall be paid hereunder, the excess shall be retained by the holder of this Promissory Note as additional cash collateral for the payment of the indebtedness evidenced hereby, unless such retention is not permitted by law, in which case the interest rate on this Promissory Note shall be adjusted to the maximum permitted under applicable law during the period or periods that the interest rate otherwise provided herein would exceed such rate.
If Maker fails to pay any amount due under this Promissory Note, or Payee has to take any action to collect the amount due or to exercise its rights hereunder, including, without limitation, retaining attorneys for collection of this Promissory Note, or if any suit or proceeding is brought for the recovery of all or any part of Maker’s obligations hereunder, then Maker agrees to pay on demand all reasonable costs and expenses of any such action, exercise, suit or proceeding, or any appeal of any such suit or proceeding, incurred by Payee, including, but not limited to, the reasonable fees and disbursements of Payee’s attorneys and their staff.
Maker hereby waives presentment, demand for payment, notice of nonpayment, notice of acceleration, protest, notice of protest and notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Promissory Note, and assents to any extension of time with respect to any payment due under this

Promissory Note, to any substitution or release of collateral (if any) and to the addition or release of any party.
MAKER AND PAYEE EACH HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS PROMISSORY NOTE, ANY OF THE RELATED DOCUMENTS OR ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. IN THE EVENT OF LITIGATION, THIS PROMISSORY NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
If any provision in this Promissory Note is held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any other provision shall not be in any way affected or impaired in such jurisdiction, and any defective provision shall not be in any way affected or impaired in any other jurisdiction. No delay or failure of Payee in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right or remedy by Payee, and no exercise of any right or remedy shall be deemed a waiver of any other right or remedy that Payee might have.
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This Promissory Note is to be governed by and construed in accordance with the laws of the State of Delaware, without application of any conflict of law provision thereof.

MAKER:

Voyager Space Holdings, Inc., a Delaware corporation

By:

Name:

Title:

Payee hereby acknowledges and agrees to the terms herein as of the date first written above:

By:

By: